Exhibit 99.1

Heckmann Corporation Changes Name to Nuverra Environmental

Solutions and Will Trade Under New Ticker Symbol

Scottsdale, AZ — May 16, 2013 — Heckmann Corporation (NYSE: HEK), one of the largest companies in the United States dedicated to the removal, treatment, recycling, transportation and disposal of restricted solids, fluids and hydrocarbons, today announced that it has received stockholders’ approval at the Company’s annual meeting to change its corporate name to Nuverra Environmental Solutions, Inc. (“Nuverra”). The Company’s shares will begin trading on the New York Stock Exchange (“NYSE”) under its new name and stock ticker symbol “NES,” effective as of the market open on May 20, 2013.

Richard J. Heckmann, Founder and Executive Chairman commented, “Since the origin of Heckmann Corporation in 2008 as a Special Purpose Acquisition Company (SPAC), we transformed ourselves from an investment vehicle to a leading presence in the country’s massive push toward energy independence. We are now at the forefront of an industry that is focused on meeting the vast needs of fluids and solids handling as it relates to shale drilling for oil and natural gas. During this transition, we made several strategic acquisitions and in the beginning of 2013, decided it was time to choose an identity for our nationwide presence that would signify a company built to last. Mark Johnsrud and I believe this new name and all that we can build around it will give our customers, suppliers, stakeholders and employees an identity that will stand the test of time. I am extremely proud of the progress made so far, but even more excited to be part of the Nuverra future.”

“The Nuverra brand represents a new era for our company as a cohesive environmental solutions provider,” said Mark D. Johnsrud, Chief Executive Officer and Vice Chairman of Nuverra. “We have taken a strategic and customer-centric approach to our business throughout our organization. We believe this approach will enable us to operate more efficiently and better service our customers by providing a broader range of full-cycle environmental solutions across our national platform.”

The name “Nuverra” contains references to “new,” “green,” “earth” and “time.” Nuverra reflects the broader focus of the Company’s united operating units and a fundamental dedication to supporting sustainable energy generation and American energy independence.

The Company’s common stock has been assigned a new CUSIP number of 67091K 104 in connection with the name change. Outstanding stock certificates are not affected by the name change and do not need to be exchanged.

Mr. Johnsrud, Mr. Heckmann and the Company’s senior management will ring the closing bell at the NYSE on May 29 to commemorate the new Nuverra brand. For more information about Nuverra, please visit http://www.nuverra.com.

Heckmann Corporation

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About Nuverra

Nuverra is an environmental solutions company. The Company is one of the largest companies in the United States dedicated to providing comprehensive and full-cycle environmental solutions to our customers in energy and industrial end-markets. Nuverra focuses on the delivery, collection, treatment, recycling, and disposal of restricted solids, water, waste water, used motor oil, spent antifreeze, waste fluids and hydrocarbons. The Company continues to expand its suite of environmentally compliant and sustainable solutions to a collection of customers that demand stricter environmental compliance and accountability from their service providers.

Interested parties can access additional information about Nuverra on the Company’s web site at http://www.nuverra.com, and in documents filed with the United States Securities and Exchange Commission, on the SEC’s web site at http://www.sec.gov.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation forecasts of growth, revenues, adjusted EBITDA and pipeline expansion, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in acquiring and integrating businesses, including Thermo Fluids Inc. and Badlands Power Fuels, LLC; whether certain markets grow as anticipated; and the competitive and regulatory environment. Additional risks and uncertainties are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Current Report on Form 8-K filed on April 10, 2012, the Current Report on Form 8-K/A filed on February 11, 2013, as well as the Company’s other reports filed with the United States Securities and Exchange Commission, including the Company’s Proxy Statement filed on October 9, 2012, and are available at http://www.sec.gov/ as well as the Company’s web site at http://nuverra.com/. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Brandi Piacente

The Piacente Group, Inc.

Tel. +1 212-481-2050

nuverra@tpg-ir.com

Heckmann Corporation

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